CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$10,000,000	$713.00*

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	The additional filing fee related solely to the additional issuance of $5,000,000 principal amount of Securities, Series E-5959 (CUSIP: 06740PRR9) and $5,000,000 principal amount of Securities, Series E-5960 (CUSIP: 06740PRS7) . A filing fee of $142.60 for the issuance of the $1,000,000 principal amount of the Securities, Series E-5959 (CUSIP: 06740PRR9) and $1,000,000 principal amount of the Securities, Series E-5960 (CUSIP: 06740PRS7) was previously paid in connection with the issuance dated September 30, 2010. The new aggregate amount for each of the Securities is $6,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated August 31, 2010, and	Registration No. 333-169119
the Prospectus Supplement dated August 31, 2010)
September 27, 2010, amended as of October 12, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: September 30, 2010

•	Initial valuation date: September 27, 2010

•	Final valuation date: September 27, 2011

•	Maturity date: September 30, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.
•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Public Offering Price: Variable Price Re-offers**

•	Tax allocation of coupon rate:

Deposit income*: 0.81%

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protection Level	Aggregate Proceeds to Issuer**	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$12.07	PS-8	AA	$250,000		9.00%	75.0%	$243,750	E-5958	06740PRQ1/ US06740PRQ18
Apple Inc.	$291.05	PS-10	AAPL	$6,000,000	***	8.00%	80.0%	$5,850,000	E-5959	06740PRR9/ US06740PRR90
American Express Company	$43.44	PS-12	AXP	$6,000,000	***	8.50%	75.0%	$5,850,000	E-5960	06740PRS7/ US06740PRS73
Bank of America Corporation	$13.24	PS-14	BAC	$1,000,000		10.75%	80.0%	$975,000	E-5961	06740PRT5/ US06740PRT56
Caterpillar Inc.	$79.54	PS-16	CAT	$1,000,000		8.50%	80.0%	$975,000	E-5962	06740PRU2/ US06740PRU20
Consol Energy Inc.	$36.04	PS-18	CNX	$1,000,000		10.25%	75.0%	$975,000	E-5963	06740PRV0/ US06740PRV03
Capital One Financial Corporation	$38.77	PS-20	COF	$250,000		9.00%	80.0%	$243,750	E-5964	06740PRW8/ US06740PRW85
The Dow Chemical Company	$27.92	PS-22	DOW	$1,000,000		9.00%	80.0%	$975,000	E-5965	06740PRX6/ US06740PRX68
Eldorado Gold Corporation	$18.16	PS-24	EGO	$250,000		10.00%	75.0%	$243,750	E-5966	06740PRY4/ US06740PRY42
Ford Motor Company	$12.48	PS-26	F	$250,000		8.00%	80.0%	$243,750	E-5967	06740PRZ1/ US06740PRZ17
Joy Global Inc.	$70.81	PS-28	JOYG	$250,000		10.00%	75.0%	$243,750	E-5968	06740PSA5/ US06740PSA56
KeyCorp	$7.84	PS-30	KEY	$1,000,000		10.50%	75.0%	$975,000	E-5969	06740PSB3/ US06740PSB30
Metlife, Inc.	$38.78	PS-32	MET	$4,000,000		8.00%	80.0%	$3,000,000	E-5970	06740PSC1/ US06740PSC13
Morgan Stanley	$24.87	PS-34	MS	$1,000,000		9.00%	80.0%	$975,000	E-5971	06740PWV4/ US06740PWV48
Nokia Corporation (American Depository Share)	$9.81	PS-36	NOK	$1,000,000		11.00%	75.0%	$975,000	E-5972	06740PWU6/ US06740PWU64
Schlumberger N.V. (Schlumberger Limited)	$59.86	PS-38	SLB	$250,000		9.00%	80.0%	$243,750	E-5973	06740PWT9/ US06740PWT91

*	Annualized Rate
**	Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount minus a commission equal to $25.00 per $1,000 principal amount, or 2.50%, resulting in aggregate proceeds to Barclays Bank PLC with respect to each Note offering as indicated in the table above. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Barclays Capital Inc. may also use all or a portion of its commissions on the Notes to pay selling concessions or fees to other dealers.
***	The aggregate principal amount of $6,000,000 includes an issuance of $5,000,000 aggregate principal amount of the Notes with each of Note Issuance # E-5959 and E-5960 on October 13, 2010. The original $1,000,000 aggregate principal amount of each series of Notes was issued on September 30, 2010. Such Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August  31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

Prospectus Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded

Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, which are treated as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. In addition, we intend to treat any discount on the Notes as attributable to the Put Option, and therefore as if Put Premium equal to the discount is paid to the holder. However, the Internal Revenue Service (the "IRS") could assert that any discount on the Notes should be attributable in whole or in part to the Deposit. Moreover, if the IRS were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the "Company”) is a producer and manager of primary aluminum, fabricated aluminum, and alumina combined, through its participation in certain aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum is a commodity that is traded on the London Metal Exchange (LME) and priced daily based on market supply and demand. Aluminum and alumina represent more than three-fourths of the Company’s revenues, and the price of aluminum influences the operating results of the Company. Nonaluminum products include precision castings and aerospace and industrial fasteners. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, building and construction, oil and gas, defense, and industrial applications.

The Company is a global company operating in 31 countries. Based upon the country where the point of sale occurred, the United States and Europe generated 52% and 27%, respectively, of the Company’s sales in 2009. In addition, the Company has investments and operating activities in Australia, Brazil, China, Iceland, Guinea, Russia, and the Kingdom of Saudi Arabia. Governmental policies, laws and regulations, and economic factors, including inflation and fluctuations in foreign currency exchange rates and interest rates, affect the results of operations in these countries.

The Company’s operations consist of four worldwide reportable segments: Alumina, Primary Metals, Flat-Rolled Products, and Engineered Products and Solutions.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-3610, or its CIK Code: 0000004281. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “AA”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
March 31, 2010	$17.60	$12.26	$14.24
June 30, 2010	$15.15	$10.01	$10.06
September 27, 2010*	$12.25	$9.81	$12.07

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $12.07

Protection level: 75.00%

Protection price: $9.05

Physical delivery amount: 82 ($1,000/Initial price)

Fractional shares: 0.850041

Coupon: 9.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.99% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.99%
+ 90%	9.00%		90.99%
+ 80%	9.00%		80.99%
+ 70%	9.00%		70.99%
+ 60%	9.00%		60.99%
+ 50%	9.00%		50.99%
+ 40%	9.00%		40.99%
+ 30%	9.00%		30.99%
+ 20%	9.00%		20.99%
+ 10%	9.00%		10.99%
+ 5%	9.00%		5.99%

0%	9.00%		0.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.01%
- 10%	9.00%	-1.00%	-9.01%
- 20%	9.00%	-11.00%	-19.01%
- 30%	N/A	-21.00%	-29.01%
- 40%	N/A	-31.00%	-39.01%
- 50%	N/A	-41.00%	-49.01%
- 60%	N/A	-51.00%	-59.01%
- 70%	N/A	-61.00%	-69.01%
- 80%	N/A	-71.00%	-79.01%
- 90%	N/A	-81.00%	-89.01%
- 100%	N/A	-91.00%	-99.01%

Apple Inc.

According to publicly available information, Apple Inc. and its wholly-owned subsidiaries (collectively the “Company”) design, manufacture, and market personal computers, mobile communication devices, and portable digital music and video players and sell a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPhone® and iPod® compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content and applications through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government and creative customers. The Company is a California corporation founded in 1977.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-10030, or its CIK Code: 0000320193. The Company’s common shares are listed on the NASDAQ Global Select Market under the ticker symbol “AAPL”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
June 30, 2010	$279.00	$199.35	$251.53
September 30, 2010	$294.73	$235.56	$291.05
October 8, 2010*

*	High, low and closing prices are for the period starting October 1, 2010 and ending October 8, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $291.05

Protection level: 80.00%

Protection price: $232.84

Physical delivery amount: 3 ($1,000/Initial price)

Fractional shares: 0.435836

Coupon: 8.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

American Express Company

According to publicly available information, American Express Company (the “Company”), together with its consolidated subsidiaries, is a global services company. The Company’s financial products and services are charge and credit payment card products and travel-related services The Company was founded in 1850 and has headquarters in New York, New York.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-07657, or its CIK Code: 0000004962. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “AXP”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
March 31, 2010	$43.24	$36.60	$41.26
June 30, 2010	$49.19	$37.14	$39.70
September 27, 2010	$45.68	$38.43	$43.44
October 8, 2010*

*	High, low and closing prices are for the period starting October 1, 2010 and ending October 8, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $43.44

Protection level: 75.00%

Protection price: $32.58

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.020258

Coupon: 8.50% per annum

Maturity: September 30, 2011

Dividend yield: 1.66% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.66%
+ 90%	8.50%		91.66%
+ 80%	8.50%		81.66%
+ 70%	8.50%		71.66%
+ 60%	8.50%		61.66%
+ 50%	8.50%		51.66%
+ 40%	8.50%		41.66%
+ 30%	8.50%		31.66%
+ 20%	8.50%		21.66%
+ 10%	8.50%		11.66%
+ 5%	8.50%		6.66%

0%	8.50%		1.66%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.34%
- 10%	8.50%	-1.50%	-8.34%
- 20%	8.50%	-11.50%	-18.34%
- 30%	N/A	-21.50%	-28.34%
- 40%	N/A	-31.50%	-38.34%
- 50%	N/A	-41.50%	-48.34%
- 60%	N/A	-51.50%	-58.34%
- 70%	N/A	-61.50%	-68.34%
- 80%	N/A	-71.50%	-78.34%
- 90%	N/A	-81.50%	-88.34%
- 100%	N/A	-91.50%	-98.34%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (collectively, with its subsidiaries, the "Company"), is a financial holding company and one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Through its banking subsidiaries and various nonbanking subsidiaries throughout the United States and in selected international markets, the Company provides banking and nonbanking financial services and products through six business segments: Deposits, Global Card Services, Home Loans & Insurance, Global Banking, Global Markets, Global Wealth & Investment Management.

On January 1, 2009, the Company acquired Merrill Lynch & Co. Inc. in exchange for common and preferred stock with a value of $29.1 billion. On July 1, 2008, the Company acquired Countrywide Financial Corporation in exchange for common stock with a value of $4.2 billion. At June 30, 2010, the Corporation operated its banking activities primarily under two charters: Bank of America, National Association (Bank of America, N.A.) and FIA Card Services, N.A. The Company's principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06523, or its CIK Code: 0000070858. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “BAC”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
March 31, 2010	$18.35	$14.25	$17.85
June 30, 2010	$19.82	$14.30	$14.37
September 27, 2010*	$15.72	$12.18	$13.24

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $13.24

Protection level: 80.00%

Protection price: $10.59

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.528701

Coupon: 10.75% per annum

Maturity: September 30, 2011

Dividend yield: 0.30% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.30%
+ 90%	10.75%		90.30%
+ 80%	10.75%		80.30%
+ 70%	10.75%		70.30%
+ 60%	10.75%		60.30%
+ 50%	10.75%		50.30%
+ 40%	10.75%		40.30%
+ 30%	10.75%		30.30%
+ 20%	10.75%		20.30%
+ 10%	10.75%		10.30%
+ 5%	10.75%		5.30%

0%	10.75%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-4.70%
- 10%	10.75%	0.75%	-9.70%
- 20%	10.75%	-9.25%	-19.70%
- 30%	N/A	-19.25%	-29.70%
- 40%	N/A	-29.25%	-39.70%
- 50%	N/A	-39.25%	-49.70%
- 60%	N/A	-49.25%	-59.70%
- 70%	N/A	-59.25%	-69.70%
- 80%	N/A	-69.25%	-79.70%
- 90%	N/A	-79.25%	-89.70%
- 100%	N/A	-89.25%	-99.70%

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware.

The Company operates in three principal lines of business:

1. Machinery—A principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, skid steer loaders, underground mining equipment, tunnel boring equipment and related parts. Also includes logistics services for other companies and the design, manufacture, remanufacture, maintenance and services of rail-related products.

2. Engines—A principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery, electric power generation systems, locomotives, marine, petroleum, construction, industrial, agricultural and other applications and related parts. Also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Reciprocating engines meet power needs ranging from 10 to 21,800 horsepower (8 to over 16,000 kilowatts). Turbines range from 1,600 to 30,000 horsepower (1,200 to 22,000 kilowatts).

3. Financial Products—A principal line of business consisting primarily of Caterpillar Financial Services Corporation (“Cat Financial”), Caterpillar Insurance Holdings, Inc. (“Cat Insurance”) and their respective subsidiaries. Cat Financial provides a range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of the Company's equipment.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00768, or its CIK Code: 0000018230. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “CAT”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
December 31, 2009	$61.21	$47.50	$56.99
March 31, 2010	$64.42	$50.50	$62.85
June 30, 2010	$72.83	$55.51	$60.07
September 27, 2010*	$79.96	$58.07	$79.54

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $79.54

Protection level: 80.00%

Protection price: $63.63

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.572291

Coupon: 8.50% per annum

Maturity: September 30, 2011

Dividend yield: 2.14% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		102.14%
+ 90%	8.50%		92.14%
+ 80%	8.50%		82.14%
+ 70%	8.50%		72.14%
+ 60%	8.50%		62.14%
+ 50%	8.50%		52.14%
+ 40%	8.50%		42.14%
+ 30%	8.50%		32.14%
+ 20%	8.50%		22.14%
+ 10%	8.50%		12.14%
+ 5%	8.50%		7.14%

0%	8.50%		2.14%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-2.86%
- 10%	8.50%	-1.50%	-7.86%
- 20%	8.50%	-11.50%	-17.86%
- 30%	N/A	-21.50%	-27.86%
- 40%	N/A	-31.50%	-37.86%
- 50%	N/A	-41.50%	-47.86%
- 60%	N/A	-51.50%	-57.86%
- 70%	N/A	-61.50%	-67.86%
- 80%	N/A	-71.50%	-77.86%
- 90%	N/A	-81.50%	-87.86%
- 100%	N/A	-91.50%	-97.86%

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. During the year ended December 31, 2009, the Company produced high-British thermal unit (Btu) bituminous coal from 16 mining complexes in the United States. The Company is the majority shareholder (83.3%) of CNX Gas Corporation (“CNX Gas”). CNX Gas primarily produces pipeline-quality coalbed methane gas from the Company’s coal properties in the Northern and the Central Appalachian basin, and oil and gas from properties in the Appalachian and Illinois Basins.

The Company’s production of approximately 59 million tons of coal in 2009 accounted for approximately 6% of the total tons produced in the United States and approximately 13% of the total tons produced east of the Mississippi River during 2009.

The Company has two principal business units: Coal and Gas. The principal activities of the Coal unit are mining, preparation and marketing of steam coal, sold primarily to power generators, and of metallurgical coal, sold to steel and coke producers. The principal activity of the Gas unit is to produce pipeline-quality methane gas for sale primarily to gas wholesalers. The Company’s All Other segment includes terminal services, river and dock services, industrial supply services and other business activities, including rentals of building and flight operations.

During the year ended December 31, 2009, the Company had 16 active mining complexes, including a 49% equity affiliate, all located in the United States.

The Company was organized as a Delaware corporation in 1991.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14901, or its CIK Code: 0001070412. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “CNX”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 31, 2009	$37.61	$22.49	$25.24
June 30, 2009	$44.11	$24.05	$33.96
September 30, 2009	$49.84	$28.61	$45.11
December 31, 2009	$53.50	$42.18	$49.80
March 31, 2010	$57.93	$41.81	$42.66
June 30, 2010	$46.94	$32.52	$33.76
September 27, 2010*	$39.82	$31.08	$36.04

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $36.04

Protection level: 75.00%

Protection price: $27.03

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.746948

Coupon: 10.25% per annum

Maturity: September 30, 2011

Dividend yield: 1.11% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		101.11%
+ 90%	10.25%		91.11%
+ 80%	10.25%		81.11%
+ 70%	10.25%		71.11%
+ 60%	10.25%		61.11%
+ 50%	10.25%		51.11%
+ 40%	10.25%		41.11%
+ 30%	10.25%		31.11%
+ 20%	10.25%		21.11%
+ 10%	10.25%		11.11%
+ 5%	10.25%		6.11%

0%	10.25%		1.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-3.89%
- 10%	10.25%	0.25%	-8.89%
- 20%	10.25%	-9.75%	-18.89%
- 30%	N/A	-19.75%	-28.89%
- 40%	N/A	-29.75%	-38.89%
- 50%	N/A	-39.75%	-48.89%
- 60%	N/A	-49.75%	-58.89%
- 70%	N/A	-59.75%	-68.89%
- 80%	N/A	-69.75%	-78.89%
- 90%	N/A	-79.75%	-88.89%
- 100%	N/A	-89.75%	-98.89%

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is one of the largest financial institutions in the United States, incorporated in Delaware on July 21, 1994. The Company’s principal subsidiaries include Capital One Bank (USA), National Association (“COBNA”) which currently offers credit and debit card products, other lending products, and deposit products; and Capital One, National Association (“CONA”) which offers banking products and financial services to consumers, small businesses and commercial clients.

As of December 31, 2009, the Company and its consolidated subsidiaries had $115.8 billion in deposits and $136.8 billion in managed loans outstanding. The Company and its consolidated subsidiaries is the fourth largest issuer of Visa® (“Visa”) and MasterCard® (“MasterCard”) credit cards in the United States based on managed credit card loans outstanding, and the eighth largest depository institution in the United States based on deposits. The Company and its consolidated subsidiaries also offer products outside of the United States principally through Capital One Bank (Europe) plc, an indirect subsidiary of COBNA organized and located in the United Kingdom (the “U.K. Bank”), and through a branch of COBNA in Canada. The U.K. Bank has authority, among other things, to accept deposits and provide credit card and installment loans. The Company’s branch of COBNA in Canada has the authority to provide credit card loans.

The Company’s common stock is listed on the New York Stock Exchange under the symbol COF and as of January 31, 2010, the Company’s common stock was held by 16,955 shareholders. The Company’s principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000).

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13300, or its CIK Code: 0000927628. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “COF”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 28, 2007	$79.44	$59.49	$66.43
December 31, 2007	$73.54	$44.40	$47.26
March 31, 2008	$57.68	$37.79	$49.22
June 30, 2008	$57.68	$37.31	$38.01
September 30, 2008	$63.50	$30.93	$51.00
December 31, 2008	$51.74	$23.29	$31.89
March 31, 2009	$34.67	$7.80	$12.24
June 30, 2009	$31.79	$11.66	$21.88
September 30, 2009	$39.70	$19.73	$35.73
December 31, 2009	$42.90	$32.57	$38.34
March 31, 2010	$43.59	$34.03	$41.41
June 30, 2010	$47.39	$37.71	$40.30
September 27, 2010*	$45.19	$36.69	$38.77

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $38.77

Protection level: 80.00%

Protection price: $31.02

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.793139

Coupon: 9.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.52% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.52%
+ 90%	9.00%		90.52%
+ 80%	9.00%		80.52%
+ 70%	9.00%		70.52%
+ 60%	9.00%		60.52%
+ 50%	9.00%		50.52%
+ 40%	9.00%		40.52%
+ 30%	9.00%		30.52%
+ 20%	9.00%		20.52%
+ 10%	9.00%		10.52%
+ 5%	9.00%		5.52%

0%	9.00%		0.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.48%
- 10%	9.00%	-1.00%	-9.48%
- 20%	9.00%	-11.00%	-19.48%
- 30%	N/A	-21.00%	-29.48%
- 40%	N/A	-31.00%	-39.48%
- 50%	N/A	-41.00%	-49.48%
- 60%	N/A	-51.00%	-59.48%
- 70%	N/A	-61.00%	-69.48%
- 80%	N/A	-71.00%	-79.48%
- 90%	N/A	-81.00%	-89.48%
- 100%	N/A	-91.00%	-99.48%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. On April 1, 2009, the merger of Rohm and Haas Company (“Rohm and Haas”) with a subsidiary of the Company was completed, and Rohm and Haas became a wholly owned subsidiary of Dow.

The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural products and services, advanced materials and other specialized products and services.

The Company’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674, telephone 989-636-1000.

The Company’s diversified portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses deliver a range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2009, the Company and its consolidated subsidiaries had annual sales of $44.9 billion and employed approximately 52,000 people worldwide. The Company’s more than 5,000 products are manufactured at 214 sites in 37 countries across the globe.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-3433, or its CIK Code: 0000029915. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “DOW”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
December 31, 2009	$29.50	$23.15	$27.63
March 31, 2010	$31.65	$25.57	$29.57
June 30, 2010	$32.05	$23.42	$23.72
September 27, 2010*	$28.50	$22.43	$27.92

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $27.92

Protection level: 80.00%

Protection price: $22.34

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.816619

Coupon: 9.00% per annum

Maturity: September 30, 2011

Dividend yield: 2.15% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.15%
+ 90%	9.00%		92.15%
+ 80%	9.00%		82.15%
+ 70%	9.00%		72.15%
+ 60%	9.00%		62.15%
+ 50%	9.00%		52.15%
+ 40%	9.00%		42.15%
+ 30%	9.00%		32.15%
+ 20%	9.00%		22.15%
+ 10%	9.00%		12.15%
+ 5%	9.00%		7.15%

0%	9.00%		2.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.85%
- 10%	9.00%	-1.00%	-7.85%
- 20%	9.00%	-11.00%	-17.85%
- 30%	N/A	-21.00%	-27.85%
- 40%	N/A	-31.00%	-37.85%
- 50%	N/A	-41.00%	-47.85%
- 60%	N/A	-51.00%	-57.85%
- 70%	N/A	-61.00%	-67.85%
- 80%	N/A	-71.00%	-77.85%
- 90%	N/A	-81.00%	-87.85%
- 100%	N/A	-91.00%	-97.85%

Eldorado Gold Corporation

According to publicly available information, Eldorado Gold Corporation (the “Company”) is engaged in the production of, development of and exploration of gold. The Company is also engaged in the acquisition of gold properties. The Company’s business is presently focused in China and Turkey. The Company produces gold by mining and processing ore. As of December 31, 2009, the Company had four gold mines in production: the Kisladag Mine located near Usak, Turkey; the TJS Mine located in Qinghai Province, China; the Jinfeng Mine in southern China’s Guizhou Province; and the White Mountain Mine in northeast China’s Jilin Province. The Company’s key development properties are the Efemçukuru Project located in Turkey and the Eastern Dragon Project in northern China’s Heilongjiang.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31522, or its CIK Code: 0000918608. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “EGO”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	N/A	N/A	N/A
September 30, 2009	N/A	N/A	N/A
December 31, 2009	$14.82	$10.58	$14.17
March 31, 2010	$15.40	$11.39	$12.08
June 30, 2010	$19.07	$12.20	$17.96
September 27, 2010*	$20.23	$15.22	$18.16

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EGO

Initial price: $18.16

Protection level: 75.00%

Protection price: $13.62

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.066079

Coupon: 10.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.27% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.27%
+ 90%	10.00%		90.27%
+ 80%	10.00%		80.27%
+ 70%	10.00%		70.27%
+ 60%	10.00%		60.27%
+ 50%	10.00%		50.27%
+ 40%	10.00%		40.27%
+ 30%	10.00%		30.27%
+ 20%	10.00%		20.27%
+ 10%	10.00%		10.27%
+ 5%	10.00%		5.27%

0%	10.00%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.73%
- 10%	10.00%	0.00%	-9.73%
- 20%	10.00%	-10.00%	-19.73%
- 30%	N/A	-20.00%	-29.73%
- 40%	N/A	-30.00%	-39.73%
- 50%	N/A	-40.00%	-49.73%
- 60%	N/A	-50.00%	-59.73%
- 70%	N/A	-60.00%	-69.73%
- 80%	N/A	-70.00%	-79.73%
- 90%	N/A	-80.00%	-89.73%
- 100%	N/A	-90.00%	-99.73%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) is an automotive company that sells vehicles under brands including Ford, Mercury, Lincoln, and Volvo. The Company and its subsidiaries also engage in other businesses, including financing vehicles. The Company was incorporated in Delaware in 1919.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03950, or its CIK Code: 0000037996. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “F”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 31, 2009	$10.37	$6.61	$10.00
March 31, 2010	$14.54	$10.06	$12.57
June 30, 2010	$14.57	$9.75	$10.08
September 27, 2010*	$13.24	$10.02	$12.48

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $12.48

Protection level: 80.00%

Protection price: $9.98

Physical delivery amount: 80 ($1,000/Initial price)

Fractional shares: 0.128205

Coupon: 8.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands, and other minerals. The Company’s underground mining machinery segment (“Joy Mining Machinery” or “Joy”) is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. The Company’s surface mining equipment segment (“P&H Mining Equipment”) is a major producer of surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. The Company’s third operating segment, Continental Crushing & Conveying (“Crushing and Conveying”), was created following its February 2008 acquisition of N.E.S. Investment Co. and its wholly owned subsidiary, Continental Global Group, Inc. (“Continental”), which specializes in conveyor systems for bulk material handling in mining and industrial applications. Crushing and Conveying consists of these business lines and the crushers and feeder breakers associated with the Stamler business the Company acquired in 2006 (“Stamler”). Sales of original equipment for the mining industry, as a class of products, accounted for 45%, 42%, and 37% of the Company’s consolidated net sales for fiscal 2009, 2008, and 2007, respectively. Aftermarket sales, which includes revenues from maintenance and repair services, diagnostic analysis, fabrication, mining equipment and electric motor rebuilds, equipment erection services, training, and sales of replacement parts, account for the remainder of the Company’s consolidated sales for each of those years.

As of October 30, 2009, the Company employed 11,300 employees worldwide, with 5,300 employed in the United States.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-09299, or its CIK Code: 0000801898. The Company’s common shares are listed on the NASDAQ Market LLC under the ticker symbol “JOYG”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 31, 2008	$72.00	$47.97	$65.16
June 30, 2008	$89.98	$62.76	$75.83
September 30, 2008	$78.55	$35.82	$45.14
December 31, 2008	$44.70	$14.30	$22.89
March 31, 2009	$28.06	$15.38	$21.30
June 30, 2009	$42.25	$20.29	$35.72
September 30, 2009	$50.56	$30.21	$48.94
December 31, 2009	$59.27	$43.81	$51.59
March 31, 2010	$61.28	$42.47	$56.60
June 30, 2010	$65.93	$44.25	$50.09
September 27, 2010*	$71.14	$48.05	$70.81

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $70.81

Protection level: 75.00%

Protection price: $53.11

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.122299

Coupon: 10.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.99% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.99%
+ 90%	10.00%		90.99%
+ 80%	10.00%		80.99%
+ 70%	10.00%		70.99%
+ 60%	10.00%		60.99%
+ 50%	10.00%		50.99%
+ 40%	10.00%		40.99%
+ 30%	10.00%		30.99%
+ 20%	10.00%		20.99%
+ 10%	10.00%		10.99%
+ 5%	10.00%		5.99%

0%	10.00%		0.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.01%
- 10%	10.00%	0.00%	-9.01%
- 20%	10.00%	-10.00%	-19.01%
- 30%	N/A	-20.00%	-29.01%
- 40%	N/A	-30.00%	-39.01%
- 50%	N/A	-40.00%	-49.01%
- 60%	N/A	-50.00%	-59.01%
- 70%	N/A	-60.00%	-69.01%
- 80%	N/A	-70.00%	-79.01%
- 90%	N/A	-80.00%	-89.01%
- 100%	N/A	-90.00%	-99.01%

KeyCorp

According to publicly available information, KeyCorp (the “Company”), organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. The Company is a bank holding company and a financial holding company and is one of the nation’s largest bank-based financial services companies, with consolidated total assets of $93.3 billion at December 31, 2009. The Company is the parent holding company for KeyBank National Association (“KeyBank”), its principal subsidiary, through which most of its banking services are provided. Through KeyBank and certain other subsidiaries, the Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two major business groups, Community Banking and National Banking. As of December 31, 2009, these services were provided across the country through KeyBank’s 1,007 full-service retail banking branches in fourteen states, additional offices, a telephone banking call center services group and a network of 1,495 automated teller machines in sixteen states. The Company and its subsidiaries had an average of 16,698 full-time equivalent employees for 2009.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11302, or its CIK Code: 0000091576. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “KEY”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$32.02	$29.00	$31.60
December 31, 2004	$34.50	$31.35	$33.90
March 31, 2005	$34.05	$31.02	$32.45
June 30, 2005	$33.79	$31.52	$33.15
September 30, 2005	$34.99	$31.65	$32.25
December 30, 2005	$34.05	$30.10	$32.93
March 31, 2006	$37.67	$32.96	$36.80
June 30, 2006	$38.31	$34.24	$35.68
September 29, 2006	$38.15	$34.48	$37.44
December 29, 2006	$38.62	$35.73	$38.03
March 30, 2007	$39.90	$35.94	$37.47
June 29, 2007	$38.95	$34.15	$34.33
September 28, 2007	$37.09	$31.38	$32.33
December 31, 2007	$34.05	$21.56	$23.45
March 31, 2008	$27.23	$20.19	$21.95
June 30, 2008	$26.12	$10.80	$10.98
September 30, 2008	$16.00	$7.94	$11.94
December 31, 2008	$15.20	$4.99	$8.52
March 31, 2009	$9.31	$4.84	$7.87
June 30, 2009	$9.81	$4.46	$5.24
September 30, 2009	$7.06	$4.40	$6.50
December 31, 2009	$6.85	$5.29	$5.55
March 31, 2010	$8.18	$5.65	$7.75
June 30, 2010	$9.84	$7.18	$7.69
September 27, 2010*	$8.91	$7.13	$7.84

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KEY

Initial price: $7.84

Protection level: 75.00%

Protection price: $5.88

Physical delivery amount: 127 ($1,000/Initial price)

Fractional shares: 0.551020

Coupon: 10.50% per annum

Maturity: September 30, 2011

Dividend yield: 0.51% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.51%
+ 90%	10.50%		90.51%
+ 80%	10.50%		80.51%
+ 70%	10.50%		70.51%
+ 60%	10.50%		60.51%
+ 50%	10.50%		50.51%
+ 40%	10.50%		40.51%
+ 30%	10.50%		30.51%
+ 20%	10.50%		20.51%
+ 10%	10.50%		10.51%
+ 5%	10.50%		5.51%

0%	10.50%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.49%
- 10%	10.50%	0.50%	-9.49%
- 20%	10.50%	-9.50%	-19.49%
- 30%	N/A	-19.50%	-29.49%
- 40%	N/A	-29.50%	-39.49%
- 50%	N/A	-39.50%	-49.49%
- 60%	N/A	-49.50%	-59.49%
- 70%	N/A	-59.50%	-69.49%
- 80%	N/A	-69.50%	-79.49%
- 90%	N/A	-79.50%	-89.49%
- 100%	N/A	-89.50%	-99.49%

Metlife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a provider of insurance, employee benefits and financial services with operations in the United States and the regions of Latin America, Europe, and Asia Pacific. The Company also provides savings and mortgage banking products.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-15787, or its CIK Code: 0001099219. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “MET”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 30, 2010	$47.75	$36.70	$37.76
September 30, 2010	$43.12	$35.38	$38.45
October 7, 2010*	$40.01	$38.46	$39.49

*	High, low and closing prices are for the period starting October 1, 2010 and ending October 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $38.78

Protection level: 80.00%

Protection price: $31.02

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.786488

Coupon: 8.00% per annum

Maturity: September 30, 2011

Dividend yield: 1.91% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.91%
+ 90%	8.00%		91.91%
+ 80%	8.00%		81.91%
+ 70%	8.00%		71.91%
+ 60%	8.00%		61.91%
+ 50%	8.00%		51.91%
+ 40%	8.00%		41.91%
+ 30%	8.00%		31.91%
+ 20%	8.00%		21.91%
+ 10%	8.00%		11.91%
+ 5%	8.00%		6.91%

0%	8.00%		1.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.09%
- 10%	8.00%	-2.00%	-8.09%
- 20%	8.00%	-12.00%	-18.09%
- 30%	N/A	-22.00%	-28.09%
- 40%	N/A	-32.00%	-38.09%
- 50%	N/A	-42.00%	-48.09%
- 60%	N/A	-52.00%	-58.09%
- 70%	N/A	-62.00%	-68.09%
- 80%	N/A	-72.00%	-78.09%
- 90%	N/A	-82.00%	-88.09%
- 100%	N/A	-92.00%	-98.09%

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company), a financial holding company, is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers.

A summary of the activities of each of the Company’s business segments is as follows: (1) Institutional Securities includes capital raising; financial advisory services, corporate lending; sales, trading, financing and market-making activities in equity and fixed income securities and related products, including foreign exchange and commodities; and investment activities; (2) Global Wealth Management Group, which includes the Company’s 51% interest in Morgan Stanley Smith Barney Holdings LLC, provides brokerage and investment advisory services to individual investors and small-to-medium sized businesses and institutions covering various investment alternatives; financial and wealth planning services; annuity and other insurance products; credit and other lending products; cash management services; retirement services; and trust and fiduciary services; (3) Asset Management provides global asset management products and services in equity, fixed income, alternative investments, which includes hedge funds and funds of funds, and merchant banking, which includes real estate, private equity and infrastructure, to institutional and retail clients through proprietary and third-party distribution channels. Asset Management also engages in investment activities.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-11758, or its CIK Code: 0000895421. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “MS”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
December 31, 2009	$35.78	$28.75	$29.60
March 31, 2010	$33.26	$26.16	$29.29
June 30, 2010	$32.28	$23.14	$23.21
September 27, 2010*	$28.05	$22.40	$24.87

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $24.87

Protection level: 80.00%

Protection price: $19.90

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.209087

Coupon: 9.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.80% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.80%
+ 90%	9.00%		90.80%
+ 80%	9.00%		80.80%
+ 70%	9.00%		70.80%
+ 60%	9.00%		60.80%
+ 50%	9.00%		50.80%
+ 40%	9.00%		40.80%
+ 30%	9.00%		30.80%
+ 20%	9.00%		20.80%
+ 10%	9.00%		10.80%
+ 5%	9.00%		5.80%

0%	9.00%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.20%
- 10%	9.00%	-1.00%	-9.20%
- 20%	9.00%	-11.00%	-19.20%
- 30%	N/A	-21.00%	-29.20%
- 40%	N/A	-31.00%	-39.20%
- 50%	N/A	-41.00%	-49.20%
- 60%	N/A	-51.00%	-59.20%
- 70%	N/A	-61.00%	-69.20%
- 80%	N/A	-71.00%	-79.20%
- 90%	N/A	-81.00%	-89.20%
- 100%	N/A	-91.00%	-99.20%

Nokia Corporation

According to publicly available information, Nokia Corporation (the "Company") is a public limited liability company incorporated under the laws of the Republic of Finland. The Company develops and makes mobile technology devices. The Company’s operations are divided into three segments, including Devices and Services, which develops and manages the Company’s portfolios of mobile devices, NAVTEQ, which provides digital map information and related location based content and services for navigation systems, and Nokia Siemens Networks, which provides mobile and fixed network infrastructure, communications and network services platforms.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13202, or its CIK Code: 0000924613. The Company’s American depository shares are listed on the New York Stock Exchange under the ticker symbol “NOK”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$14.82	$10.89	$13.72
December 31, 2004	$16.90	$13.66	$15.67
March 31, 2005	$16.50	$13.92	$15.43
June 30, 2005	$17.70	$14.52	$16.64
September 30, 2005	$18.07	$15.17	$16.91
December 30, 2005	$18.82	$15.82	$18.30
March 31, 2006	$21.36	$17.66	$20.72
June 30, 2006	$23.40	$18.83	$20.26
September 29, 2006	$21.60	$18.23	$19.69
December 29, 2006	$21.00	$19.05	$20.32
March 30, 2007	$23.21	$18.88	$22.92
June 29, 2007	$29.18	$22.54	$28.11
September 28, 2007	$38.06	$27.06	$37.93
December 31, 2007	$42.21	$35.08	$38.39
March 31, 2008	$38.64	$28.47	$31.83
June 30, 2008	$34.90	$23.61	$24.50
September 30, 2008	$28.33	$17.23	$18.65
December 31, 2008	$18.86	$12.08	$15.60
March 31, 2009	$16.37	$8.47	$11.67
June 30, 2009	$16.58	$11.46	$14.58
September 30, 2009	$16.00	$12.10	$14.62
December 31, 2009	$15.60	$12.15	$12.85
March 31, 2010	$15.65	$12.52	$15.54
June 30, 2010	$15.88	$8.00	$8.15
September 27, 2010*	$10.29	$8.21	$9.81

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOK

Initial price: $9.81

Protection level: 75.00%

Protection price: $7.36

Physical delivery amount: 101 ($1,000/Initial price)

Fractional shares: 0.936799

Coupon: 11.00% per annum

Maturity: September 30, 2011

Dividend yield: 4.97% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		104.97%
+ 90%	11.00%		94.97%
+ 80%	11.00%		84.97%
+ 70%	11.00%		74.97%
+ 60%	11.00%		64.97%
+ 50%	11.00%		54.97%
+ 40%	11.00%		44.97%
+ 30%	11.00%		34.97%
+ 20%	11.00%		24.97%
+ 10%	11.00%		14.97%
+ 5%	11.00%		9.97%

0%	11.00%		4.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-0.03%
- 10%	11.00%	1.00%	-5.03%
- 20%	11.00%	-9.00%	-15.03%
- 30%	N/A	-19.00%	-25.03%
- 40%	N/A	-29.00%	-35.03%
- 50%	N/A	-39.00%	-45.03%
- 60%	N/A	-49.00%	-55.03%
- 70%	N/A	-59.00%	-65.03%
- 80%	N/A	-69.00%	-75.03%
- 90%	N/A	-79.00%	-85.03%
- 100%	N/A	-89.00%	-95.03%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2009, the Company employed approximately 77,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04601, or its CIK Code: 0000087347. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “SLB”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
December 31, 2009	$71.10	$56.00	$65.09
March 31, 2010	$72.00	$59.43	$63.46
June 30, 2010	$73.99	$51.67	$55.34
September 27, 2010*	$63.72	$52.91	$59.86

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $59.86

Protection level: 80.00%

Protection price: $47.89

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.705647

Coupon: 9.00% per annum

Maturity: September 30, 2011

Dividend yield: 1.40% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.40%
+ 90%	9.00%		91.40%
+ 80%	9.00%		81.40%
+ 70%	9.00%		71.40%
+ 60%	9.00%		61.40%
+ 50%	9.00%		51.40%
+ 40%	9.00%		41.40%
+ 30%	9.00%		31.40%
+ 20%	9.00%		21.40%
+ 10%	9.00%		11.40%
+ 5%	9.00%		6.40%

0%	9.00%		1.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.60%
- 10%	9.00%	-1.00%	-8.60%
- 20%	9.00%	-11.00%	-18.60%
- 30%	N/A	-21.00%	-28.60%
- 40%	N/A	-31.00%	-38.60%
- 50%	N/A	-41.00%	-48.60%
- 60%	N/A	-51.00%	-58.60%
- 70%	N/A	-61.00%	-68.60%
- 80%	N/A	-71.00%	-78.60%
- 90%	N/A	-81.00%	-88.60%
- 100%	N/A	-91.00%	-98.60%